UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 27, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

                             Section 8-Other Events

Item 8.01.- Other Events

McKenzie Bay International, Ltd. (OTC BB:MKBY.OB) is pleased to announce that its wholly owned subsidiary, WindStor Power Co. "WPC," has entered into a Power Purchase Agreement "PPA" with the Bristol County Sheriff's Office. If all of the conditions to the agreement are satisfied, WPC's WindStor(sm) will produce and distribute electricity, generated by up to three WindStor(sm) Wind Turbines, directly to the Bristol County Jail in North Dartmouth, Massachusetts.

Gary L. Westerholm, McKenzie Bay President, said; "Massachusetts is a leader in promoting and supporting renewable energy initiatives. We are pleased to be able to demonstrate WindStor's functionality as a renewable energy - distributed generation solution with Bristol County. Being able to fix even a portion of the cost of electricity, for more than a decade, should offer welcome relief to municipal governments facing ever increasing energy costs."

Subject to the terms of the PPA, Bristol County will purchase electricity generated and distributed by WindStor(sm) at a fixed rate for fifteen years, providing an immediate hedge against utility rate increases. Additionally, no capital expenditure will be required by Bristol County. WPC will build, own, operate and maintain WindStor(sm).

Sheriff Thomas M. Hodgson, said, "WindStor(sm) is the perfect solution for "green" energy at Bristol County Jail for many years to come and we welcome the opportunity to be the first in Massachusetts to benefit from this innovative wind generation technology and business approach."

WPC Sales Representative, Acela Energy Group Inc, a Norwood, Massachusetts-based Strategic Energy Procurement Consulting Firm, sourced the transaction. Richard Costello, Acela President, said, "The recent, successful commercialization of Vertical Axis Wind Turbines coupled with the ever increasing cost of energy, has propelled Windstor(sm)'s innovative power purchase program to the forefront of acceptable, onsite, fuel free generation. This program is becoming the most desired solution to help battle high electric costs".

Prior to finalizing the system configuration and installing WindStor(sm), WPC will complete site-specific due diligence pursuant to the PPA with Bristol County including: mast height for the optimal wind regime; required zoning and permits; geotechnical composition and any regulatory or governmental authorization. WPC will then submit a final pricing structure to Bristol County. Upon acceptance, WPC will complete financing arrangements to procure the additional funding that will be necessary for completion of the installation. Although WPC is pursuing potential sources of the funds necessary for installation, there can be no assurance that it will be able to acquire the funds on terms favorable to WPC, if at all or that all of the conditions to the agreement can or will be satisfied.

WindStor Power Co. is the owner and operator of WindStor(sm), a wind energy system designed to integrate distributed generation, installed on or near urban buildings, with grid, off-grid and other power sources. WindStor(sm) features a patent pending vertical-axis WindStor(sm) Wind Turbine and a "proprietary" system integrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: October 04, 2005

/s/Gregory Bakeman
------------------
   Gregory Bakeman
   Chief Financial Officer